                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K


                                CURRENT REPORT
    Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): September 14, 2001



                          Irvine Sensors Corporation
            (Exact name of registrant as specified in its charter)


         Delaware                     1-8402               33-0280334
(State or other jurisdiction        (Commission         (I.R.S. Employer
     of incorporation)              File Number)       Identification No.)


                              3001 Redhill Avenue
                          Costa Mesa, California 92626
          (Address of principal executive offices, including Zip Code)

                                 (714) 549-8211
              (Registrant's telephone number, including area code)
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Item 5.  Other Events

     In September, 2001, Silicon Film Technologies, Inc. ("Silicon Film"), a consolidated subsidiary of Irvine Sensors Corporation ("the Company"), suspended operations and terminated all of its employees in contemplation of liquidation through bankruptcy proceedings. Silicon Film expects to complete its planned filing for protection under Chapter 7 of the U.S. Bankruptcy Code during the first week in October 2001.

     Given these actions, the Company plans to record the effect of the discontinued Silicon Film Operations in accordance with APB 30 in its Consolidated Financial Statements for the fiscal year ended September 30, 2001.

     The pro forma effects on the Company's Consolidated Statements of Operations for the fiscal year ended October 1, 2000 and the 39-week period ended July 1, 2001, and on the Company's Consolidated Balance Sheet as of July 1, 2001 are presented in Exhibit 99.1 to this Form 8-K. The Company expects to recognize a gain on the disposal of Silicon Film of approximately $6.3 million.


Item 7. Financial Statements and Exhibits

     Exhibits.

     The following exhibit is filed with this report on Form 8-K:

Exhibit
Number                              Exhibit
-------                             -------

99.1       Pro Forma Condensed Consolidated Financial Statements



                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date: October 1, 2001

                                       IRVINE SENSORS CORPORATION



                                       By:  /s/ John J. Stuart, Jr.
                                            -----------------------
                                            John J. Stuart, Jr.
                                            Senior Vice President and
                                            Chief Financial Officer


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